                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS



Contact:

Tricia Ross
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310) 403-7322


              AEHR TEST SYSTEMS REPORTS 27% INCREASE IN NET SALES
                        FOR FIRST QUARTER FISCAL 2009

Fremont, CA (September 25, 2008) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the first quarter of fiscal 2009 ended August 31, 2008.

Net sales were $9.7 million in the first quarter of fiscal 2009, an increase of 27% from $7.7 million in the first quarter of fiscal 2008. Income from operations was $1.4 million in the first quarter of fiscal 2009, an increase of 89% from $717,000 in the first quarter of fiscal 2008. Aehr Test reported net income of $865,000, or $0.10 per diluted share, in the first quarter of fiscal 2009, compared with net income of $779,000, or $0.09 per diluted share, in the first quarter of fiscal 2008. Net income for the first quarter of fiscal 2009 reflects a significantly higher effective tax rate than the same period of the prior year, as the Company now expects to accrue tax expense at close to the statutory rates for the countries in which it generates income.

"We are pleased with our execution this quarter, as our design and manufacturing team produced a record number of custom WaferPak contactors for our installed base of FOX systems, while also keeping a tight control on our expense levels," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Our vision to have our custom WaferPaks represent a meaningful recurring revenue stream for the Company is materializing, and we expect WaferPaks to provide a significant amount of our revenue in fiscal 2009.

"We are expanding our addressable market in order to create additional growth catalysts beyond the FOX products. We plan to introduce new core parallel test and burn-in systems specifically designed for high-power logic, DRAM and flash memory devices, which would represent new market opportunities for Aehr Test. As the capital spending environment improves in the semiconductor industry, we believe we will be well positioned to take additional market share with our new systems," said Posedel.

Commenting on the outlook for Aehr Test Systems, Gary Larson, vice president and chief financial officer, said, "Based on expected shipment schedules for FOX products, we believe our net sales in the second quarter of fiscal 2009 will be higher on both a sequential quarter and year-over-year basis."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, September 25, 2008 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's first quarter fiscal 2009 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least


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
Aehr Test Systems Reports First Quarter Fiscal 2009 Results
September 25, 2008
Page 2 of 5


15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOXTM, MTX and MAX systems and the DiePak(R) carrier. The ABTS is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                      [Financial Tables to Follow]

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
Aehr Test Systems Reports First Quarter Fiscal 2009 Results
September 25, 2008
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Condensed Consolidated Statements of Income
                        (in thousands, except per share data)
                                   (Unaudited)

                                                    Three Months Ended
                                                         August 31,
                                                   ----------  ----------
                                                       2008        2007
                                                   ----------  ----------
Net sales......................................        $9,690      $7,660
Cost of sales..................................         4,772       3,479
                                                   ----------  ----------
Gross profit...................................         4,918       4,181
                                                   ----------  ----------
Operating expenses:
  Selling, general and administrative..........         2,085       1,816
  Research and development.....................         1,478       1,648
                                                   ----------  ----------
    Total operating expenses...................         3,563       3,464
                                                   ----------  ----------
    Income from operations.....................         1,355         717

Interest income................................            63          75
Other income (expense), net ...................            (7)          2
                                                   ----------  ----------
    Income before income tax expense...........         1,411         794

Income tax expense.............................           546          15
                                                   ----------  ----------
    Net income.................................        $  865      $  779
                                                   ==========  ==========

Net income per share
    Basic......................................        $ 0.10      $ 0.10
    Diluted....................................        $ 0.10      $ 0.09

Shares used in per share calculations:
    Basic......................................         8,395       7,827
    Diluted....................................         8,753       8,301




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
Aehr Test Systems Reports First Quarter Fiscal 2009 Results
September 25, 2008
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense


                                          Three Months Ended Three Months Ended
                                            August 31, 2008    August 31, 2007
                                          ------------------ ------------------
GAAP net income .........................             $  865               $779

Stock compensation expense...............                286                193
Income tax effect on stock compensation
       expense...........................               (123)                (4)
                                          ------------------ ------------------
Non-GAAP net income......................             $1,028               $968
                                          ================== ==================

GAAP net income per diluted share........              $0.10              $0.09
                                          ================== ==================
Non-GAAP net income per diluted share....              $0.12              $0.12
                                          ================== ==================
Shares used in diluted shares calculation              8,753              8,301
                                          ================== ==================



Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of adopting SFAS 123R and may be higher than net income (the most comparable GAAP measure).



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
Aehr Test Systems Reports First Quarter Fiscal 2009 Results
September 25, 2008
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (Unaudited)

                                                          August 31,       May 31,
                                                             2008           2008
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 7,452        $15,648
  Short-term investments .............................         2,000             --
  Accounts receivable, net............................        16,948         10,927
  Inventories ........................................        10,767         10,209
  Deferred income taxes...............................         2,521          3,043
  Prepaid expenses and other .........................           556            396
                                                         -----------    -----------
      Total current assets ...........................        40,244         40,223

Property and equipment, net ..........................         2,378          2,278
Goodwill .............................................           274            274
Deferred income taxes ................................         1,900          1,900
Other assets..........................................           518            524
                                                         -----------    -----------
      Total assets ...................................       $45,314        $45,199
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 2,414        $ 2,981
  Accrued expenses ...................................         3,179          3,694
  Deferred revenue ...................................           204            186
                                                         -----------    -----------
      Total current liabilities ......................         5,797          6,861

Income tax payable....................................           298            297
Deferred lease commitment ............................           314            269
                                                         -----------    -----------
      Total liabilities ..............................         6,409          7,427
                                                         -----------    -----------
Shareholders' equity .................................        38,905         37,772
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $45,314        $45,199
                                                         ===========    ===========








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